Exhibit 10.1

AMENDMENT NO. 1 TO JJCC INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

This Amendment No. 1 (the “JJCC Amendment”) is made and entered into as of September 7, 2004 by and between Johnson & Johnson Consumer Companies, Inc., a New Jersey corporation having an address at 199 Grandview Road, Skillman, New Jersey 08558 (hereinafter referred to as “JJCC”) and Barrier Therapeutics, Inc., a Delaware corporation having an address at 600 College Road East, Suite 3200, Princeton, New Jersey 08540 (hereinafter referred to as “Barrier”).

WHEREAS, JJCC and Barrier are parties to that certain Intellectual Property Transfer and License Agreement dated May 6, 2002 (the “Original JJCC Agreement”);

WHEREAS, JJCC and Barrier desire to make certain amendments to the Original JJCC Agreement pursuant to the terms of this JJCC Amendment; and

WHEREAS, contemporaneously with the execution and delivery hereof, Barrier and Janssen Pharmaceutica Products, L.P., an Affiliate of JJCC (“Janssen”), are entering into an amendment to that certain Intellectual Property Transfer and License Agreement between Barrier and Janssen dated May 6, 2002.

NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties agree as follows:

1.	The Original JJCC Agreement is hereby amended as follows:

1.1.	The definition of “JJCC Countries” in Section 1.15 of the Original JJCC Agreement is hereby replaced in its entirety with the following:

          “JJCC Countries shall mean Argentina, Australia, Belgium, Denmark, Germany, Indonesia, Luxembourg, Mexico, New Zealand, Pakistan, Peru and Venezuela.”

1.2.	Section 2.1 of the Original JJCC Agreement is hereby replaced in its entirety with the following:

          “Subject to Section 2.2, JJCC hereby grants to Barrier the exclusive (even as to JJCC and its Affiliates), royalty-free license with the unrestricted right to grant sublicenses (subject to Section 2.6 and Article 5), under the ‘932 Patent Rights to (i) import, use, sell, offer for sale, and have sold ‘932 Products in the ‘932 Territory and (ii) make and have made ‘932 Products anywhere in the world in order to import, use, sell, offer for sale, and have sold ‘932 Products in the ‘932 Territory. JJCC hereby grants to Barrier (i) the Semi-exclusive (along with JJCC and its Affiliates), royalty-free license, under the ‘932 Patent Rights to import, use, sell, offer for sale, and have sold ‘932 Products in the JJCC Countries and (ii) the non-exclusive, royalty-free license, under the

‘932 Patent Rights to make and have made ‘932 Products anywhere in the world in order to import, use, sell, offer for sale, and have sold ‘932 Products in the JJCC Countries. For purposes of this Agreement, the term “Semi-exclusive” shall mean with, respect to a product, that at any given time only two entities may commercialize such product in the country at issue, with such two entities being (x) either JJCC, or a single Affiliate of JJCC, or a single third party designated by JJCC, on the one hand, and (y) either Barrier, or a single Barrier Affiliate, or a single third party designated by Barrier, on the other hand. For avoidance of doubt, there shall be no field-of-use limitation on the license granted pursuant to this Section 2.1(a) regarding indications for which ‘932 Products may be used.”

1.3	Section 2.2 of the Original JJCC Agreement is hereby replaced in its entirety with the following:

          “JJCC retains, under the ‘932 Patent Rights (i) the Semi-exclusive right to import, use, sell, offer for sale, and have sold ‘932 Products in the JJCC Countries, (ii) the non-exclusive right to make and have made the ‘932 Products anywhere in the world in order to import, use, sell, offer for sale in the JJCC Countries, and (iii) the non-exclusive right, including the unrestricted right to grant sublicenses, to make, have made, import, use, sell, offer for sale, and have sold products (other than the Diaper Dermatitis Product) for which JJCC or its Affiliates can show through tangible dated evidence was under development (having at least performed in vivo studies) or marketed by JJCC or such Affiliate prior to the Execution Date. For avoidance of doubt, there shall be no field-of-use limitation on the rights retained under this Section 2.2 regarding indications for which products may be used.”

1.4	Section 2.5(b) of the Original JJCC Agreement is hereby amended to replace the words “in the ‘932 Territory” as they appear twice in such section with the words “anywhere in the world.”

1.5	Section 8.6 of the Original JJCC Agreement is hereby amended to delete the words “in the ‘932 Territory” from clause (i).

2. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Original JJCC Agreement.

3. Except as expressly amended herein, all terms and conditions of the Original JJCC Agreement shall remain in full force and effect.

4. All matters affecting the interpretation, validity, and performance of this JJCC Amendment shall be governed by the laws of the State of New York, USA, without regard to its choice or conflict of law principles.

5. This JJCC Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. This JJCC Amendment may be executed by facsimile signature which shall have the same force and effect as the original signatures.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this JJCC Amendment to be executed by their duly authorized representatives as of the date first set forth above.

JOHNSON & JOHNSON CONSUMER COMPANIES, INC.

By:	J. N. MATHESON

Print Name:	J. N. Matheson

Print Title:	EVP RD&E

BARRIER THERAPEUTICS, INC.

By:	AL ALTOMARI

Print Name:	Al Altomari

Print Title:	Chief Commercial Officer

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